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                                                                     Exhibit 2.3












                            ASSET PURCHASE AGREEMENT

                          dated as of February 15, 2000

                                  by and among

                              CITRIX SYSTEMS, INC.,

                               INNOVEX GROUP, INC.

                                       and

              THE SHAREHOLDERS LISTED ON THE SIGNATURE PAGES HERETO



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                                TABLE OF CONTENTS

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ARTICLE I - DEFINITIONS...........................................................................................1

   1.01.  Certain Definitions.....................................................................................1

ARTICLE II - PURCHASE AND SALE....................................................................................5

   2.01.  Purchase and Sale.......................................................................................5
   2.02.  Excluded Assets.........................................................................................6
   2.03.  Assumption of Liabilities...............................................................................7
   2.04.  Excluded Liabilities....................................................................................7
   2.05.  Instruments of Transfer and Conveyance..................................................................8
   2.06.  Closing.................................................................................................8
   2.07.  Deliveries at the Closing...............................................................................8

ARTICLE III - PURCHASE PRICE.....................................................................................10

   3.01.  Purchase Price; Payments at Closing....................................................................10
   3.02.  Earnout Payments.......................................................................................10
   3.03.  Payment to Equityholders...............................................................................11
   3.04.  Method of Payment......................................................................................12
   3.05.  Allocation of Purchase Price...........................................................................12

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF SELLER AND THE SHAREHOLDERS.......................................12

   4.01.  Corporate Existence and Power..........................................................................12
   4.02.  Authorization..........................................................................................12
   4.03.  Governmental Authorization.............................................................................13
   4.04.  Non-Contravention......................................................................................13
   4.05.  Required Consents......................................................................................13
   4.06.  Financial Statements...................................................................................13
   4.07.  Absence of Certain Changes.............................................................................14
   4.08.  Properties.............................................................................................15
   4.09.  Sufficiency of Purchased Assets........................................................................16
   4.10.  Title to Purchased Assets..............................................................................16
   4.11.  Subsidiaries...........................................................................................16
   4.12.  Litigation.............................................................................................16
   4.13.  Contracts..............................................................................................17
   4.14.  Permits................................................................................................18
   4.15.  Insurance..............................................................................................18
   4.16.  Compliance with Laws...................................................................................18
   4.17.  Intellectual Property..................................................................................18
   4.18.  Software...............................................................................................19
   4.19.  Employees..............................................................................................20
   4.20.  Warranty or Other Claims...............................................................................20
   4.21.  Brokers'Fees...........................................................................................20
   4.22.  Environmental Compliance...............................................................................20
   4.23.  Compliance with Certificate of incorporation and By-Laws...............................................21
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                                      (i)
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   4.24.  Absence of Conflicts...................................................................................21
   4.25.  Buyer..................................................................................................21
   4.25.  Representations and Warranties.........................................................................21

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF BUYER..............................................................21

   5.01.  Organization and Existence.............................................................................21
   5.02.  Corporate Authorization................................................................................22
   5.03.  Governmental Authorization.............................................................................22
   5.04.  Non-Contravention......................................................................................22
   5.05.  Finders'Fees...........................................................................................22
   5.06.  Litigation.............................................................................................22
   5.07.  Representations and Warranties.........................................................................22

ARTICLE VI - COVENANTS FOLLOWING THE CLOSING.....................................................................22

   6.01.  Covenants of the Seller and the Shareholders...........................................................22
   6.03.  Covenants of All Parties...............................................................................24
   6.03.  Covenants of Buyers....................................................................................24

ARTICLE VII - EMPLOYEE BENEFITS..................................................................................24

   7.01.  Employee Benefits Definitions..........................................................................24
   7.02.  ERISA Representations..................................................................................25
   7.03.  Employees and Offers of Employment.....................................................................26
   7.04.  Seller's Employee Benefit Plans........................................................................26
   7.05.  No Third Party Beneficiaries...........................................................................27

ARTICLE VIII -TAX MATTERS........................................................................................28

   8.01.  Tax Definitions........................................................................................28
   8.02.  Tax Matters............................................................................................28
   8.03.  Tax Cooperation; Allocation of Taxes...................................................................29

ARTICLE IX - SURVIVAL; INDEMNIFICATION...........................................................................30

   9.01.  Survival...............................................................................................30
   9.02.  Indemnification by the Seller and the Shareholders.....................................................30
   9.03.  Procedures.............................................................................................31
   9.04.  Consent to Jurisdiction................................................................................32
   9.05.  Buyer's Right of Offset................................................................................32
   9.06.  Threshold..............................................................................................33
   9.07   Interest...............................................................................................33

ARTICLE X - MISCELLANEOUS........................................................................................33

   10.01.  Notices...............................................................................................33
   10.02.  Amendments; No Waivers................................................................................34
   10.03.  Expenses..............................................................................................34
   10.04.  Successors and Assigns................................................................................35
   10.05.  Governing Law.........................................................................................35
   10.06.  Counterparts; Effectiveness...........................................................................35
   10.07.  Entire Agreement......................................................................................35
   10.08.  Captions..............................................................................................35
   10.09.  Several Obligations...................................................................................35

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                                      (ii)
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   10.10.  Including.............................................................................................35
   10.11.  Severability..........................................................................................35
   10.12.  Arbitration...........................................................................................35
   10.13.  Remedies..............................................................................................36
   10.14   Press Releases and Announcements......................................................................36
   10.15   Power of Attorney.....................................................................................36

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                                     (iii)

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                            ASSET PURCHASE AGREEMENT


         ASSET PURCHASE AGREEMENT dated as of February 15, 2000 by and among Citrix Systems, Inc., a Delaware corporation ("BUYER"); Innovex Group, Inc., a Florida corporation ("SELLER"); and the shareholders of Seller listed on the signature pages hereto (individually and collectively, the "SHAREHOLDERS").

                              W I T N E S S E T H :

         WHEREAS, Seller conducts a business that consists of internet consulting services, specializing in the design and development of e-commerce, web-based and client/server solutions (the "BUSINESS"); and

         WHEREAS, Buyer desires to purchase all of the assets of Seller and assume certain specified liabilities of Seller, and Seller desires to sell all of its assets to Buyer, upon the terms and subject to the conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.01. CERTAIN DEFINITIONS. (a) The following terms, as used herein, have the following meanings:

                  "AFFILIATE" means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such Person.

                  "ANCILLARY AGREEMENTS" means the Bill of Sale, the Assignment and Assumption Agreement, the Assignment of Trademarks and Service Marks and the Option Exchange Agreement.

                  "APPLICABLE INTEREST RATE" means 6.2% per year compounded annually.

                  "ASSIGNMENT AND ASSUMPTION AGREEMENT" means the assignment and assumption agreement in the form of EXHIBIT A hereto, whereby Seller assigns the Purchased Assets to Buyer, and Buyer assumes the Assumed Liabilities.

                  "ASSIGNMENT OF TRADEMARKS AND SERVICE MARKS" means the assignment document in the form of EXHIBIT B hereto, whereby Seller assigns certain trademarks and service marks to Buyer.

                  "BALANCE SHEET DATE" means December 31, 1999.

                  "BILL OF SALE" means the document in the form of EXHIBIT C hereto, whereby the Seller sells, conveys, transfers, assigns and delivers to Buyer all of its rights, title and interest in and to the Purchased Assets, free and clear of all Liens (subject to SCHEDULE 2.01).

                         Asset Purchase Agreement -- 2


                  "CLOSING DATE" means the date of this Agreement.

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "COMPUTER PROGRAMS" means (i) any and all computer programs (including, without limitation, sets of statements or instructions to be used directly or indirectly in a computer in order to bring about a certain result), and (ii) all associated data and compilations of data, regardless of their form or embodiment. The term "COMPUTER PROGRAMS" shall include, without limitation, all versions of any and all such computer programs, all screen displays and designs thereof, all component modules of source code, object code and natural language code therefor, all descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, and all documentation, including without limitation user manuals and training materials, relating to any of the foregoing.

                  "DISABILITY" means "permanent and total disability" as defined in Section 22(e)(3) of the Code.

                  "HIRED EMPLOYEE" means the employees or independent contractors listed on SCHEDULE 1.01(A)(I) who become an employee of Buyer on and after the Closing Date.

                  "INTELLECTUAL PROPERTY RIGHTS" means all (A) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, re-examination, utility, model, certificate of invention and design patents, patent applications, registrations and applications for registrations of any of the foregoing, (B) trademarks, service marks, trade dress, logos, tradenames, service names and corporate names and registrations and applications for registration of any of the foregoing, (C) copyrights and registrations and applications for registration thereof, (D) mask works and registrations and applications for registration of any of the foregoing, (E) Computer Programs, (F) trade secrets and confidential business information, whether patentable or nonpatentable and whether or not reduced to practice, know-how, manufacturing and product processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, including addresses, principal contacts and related information, (G) all other proprietary rights of every nature and description whether relating to any of the foregoing or otherwise (including without limitation associated goodwill and remedies against infringements thereof and rights of protection of an interest therein under the laws of all jurisdictions) and (H) copies and tangible embodiments of any of the foregoing.

                  "LIABILITY" or "LIABILITIES" means any liabilities or obligations of any nature (whether fixed, contingent, potential or otherwise, and whether due or to become due, known or unknown, accrued or unaccrued), and whether presently existing, or arising or asserted after the Closing.

                  "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, reservation, restriction, restrictive covenant, limitation, condition of record, right of first refusal, option to purchase, lease, security interest, defect in title, deed in trust, easement, restriction or encumbrance of any kind in respect of such asset.

                  "MATERIAL ADVERSE CHANGE" means a material adverse change in the business, assets, condition (financial or otherwise), results of operations or prospects of Seller.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, assets,

                         Asset Purchase Agreement -- 3


condition (financial or otherwise), results of operations or prospects of Seller.

                  "OPTION EXCHANGE AGREEMENT" means the agreement in the form of EXHIBIT D hereto, whereby the holders of options to acquire Seller Common Stock are exchanged as provided therein.

                  "PERSON" means an individual, corporation, partnership, association, limited liability company, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "SHAREHOLDERS AGENT"  means Randall P. Bast.

                  "SOFTWARE" means all elements of the Computer Programs on
SCHEDULE 2.01(I).

                  "SUBSIDIARY" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly by Seller.

                  "TERMINATION WITHOUT CAUSE" shall mean termination of a Person's employment other than as a result of conduct involving one or more of the following: (i) the substantial and continuing failure of such Person, after written notice thereof, to render services to Buyer in accordance with the terms or requirements of his or her employment; (ii) disloyalty, gross negligence, willful misconduct, dishonesty, fraud or breach of fiduciary duty to the Buyer;
(iii) deliberate disregard of the rules or policies of the Buyer, or breach of an employment or other agreement with the Buyer, which results in direct or indirect loss, damage or injury to the Buyer; (iv) the unauthorized disclosure of any trade secret or confidential information of the Buyer; (v) the commission of an act which constitutes unfair competition with the Buyer or which induces any customer or supplier to breach a contract with the Buyer; or (vi) the Person failing to execute and deliver to Buyer by 5:00 p.m. Eastern Standard Time on February 22, 2000, the Buyer's standard Non-Disclosure Agreement and the standard Proprietary Information, Inventions, Non-Competition and Non-Solicitation Agreement attached as EXHIBIT E and EXHIBIT F, respectively.

                  (b) Each of the following additional terms is defined in the Section set forth opposite such term:

             Term                                        Section
             ----                                        -------
             Accounts Receivable                         2.01(vi)
             Agreed Amount                               9.03(c)
             Allocation Statement                        3.05
             Apportioned Obligations                     8.03(b)
             Assigned Contracts                          2.01(ii)
             Assumed Liabilities                         2.03
             Balance Sheet                               4.06
             Benefit Arrangement                         7.01
             Bill of Sale                                2.07(a)(i)
             Business                                    Preamble
             Business Records                            2.01(v)
             Buyer                                       Preamble
             Claims                                      2.01(viii)






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                         Asset Purchase Agreement -- 4


             Class A Holders                             3.02(a)
             Class B Earnout Payment Deduction           3.02(a)
             Class B Holders                             3.02(a)
             Class C Earnout Payment Deduction           3.02(a)
             Class C Holders                             3.02(a)
             Class C Replacements                        3.02(a)
             Closing                                     2.01
             COBRA                                       7.04(d)
             Contested Amount                            9.03(d)
             Contracts                                   4.13
             Deductible                                  9.06
             Disclosure Schedule                         Article IV preamble
             Earnout Measurement Time                    3.02(a)
             Employee Plan                               7.01
             Environmental Laws                          4.22(a)
             Environmental Liabilities                   4.22(b)
             Equipment                                   2.01(iii)
             EEOC                                        4.19
             ERISA                                       7.01
             ERISA Affiliate                             7.01
             Excluded Assets                             2.02
             Excluded Contracts                          2.02(ii)
             Excluded Liabilities                        2.04
             Financial Statements                        4.06
             First Earnout Payment                       3.02(a)
             First Earnout Payment Date                  3.02(a)
             Hazardous Materials                         4.22(a)
             Hired Parties                               7.01
             Income Statement                            4.06
             Indemnified Party                           9.03(a)
             Indemnifying Party                          9.03(a)
             Initial Payment                             3.01(a)
             IRS                                         8.03(e)
             Losses                                      9.02
             Maximum Earnout Payment                     3.02(a)
             Multi-Employer Plan                         7.01
             Notice of Claim                             9.03(a)
             Permits                                     2.01(x)
             Post-Closing Tax Period                     8.01
             Pre-Closing Tax Period                      8.01
             Purchase Price                              3.01
             Purchased Assets                            2.01
             Real Property                               2.01(iv)
             Required Consent                            4.05
             Response Notice                             9.03(c)
             Second Earnout Payment                      3.02(a)
             Second Earnout Payment Date                 3.02(a)
             Seller                                      preamble

                         Asset Purchase Agreement -- 5


             Seller Intellectual Property                4.17(a)
             Shareholders                                preamble
             Software Contracts                          4.13(a)(i)
             Tax                                         8.01
             Tax Return                                  8.01
             Technical Documentation                     2.01(i)


                                   ARTICLE II

                                PURCHASE AND SALE

         2.01. PURCHASE AND SALE. Upon the terms and subject to the conditions of this Agreement, Buyer agrees to purchase from Seller and Seller agrees to sell, convey, transfer, assign and deliver, or cause to be sold, conveyed, transferred, assigned and delivered, to Buyer, on the date hereof (the "CLOSING"), good and marketable title (and also clear record title with respect to any owned real property) to all of the assets, contract rights, properties and business, other than the Excluded Assets, of every kind and description, wherever located, real, personal or mixed, tangible or intangible, owned, held or otherwise used by Seller, as the same shall exist on the Closing Date, free and clear of all Liens, subject to Schedule 2.01 (all of the foregoing, collectively, the "PURCHASED ASSETS"). Without limiting the generality of the foregoing, the Purchased Assets shall include, among other things, the following:

                  (i) All tangible and intangible property constituting the Software listed on SCHEDULE 2.01(i), including without limitation (A) the media, devices and documentation that constitute all full and partial copies of the Software, (B) all technical and descriptive materials included in, or relating to the acquisition, design, development, use, or maintenance of, the Software, including object code, source code and any associated procedural code (the "TECHNICAL DOCUMENTATION"), (C) all other documentation and items relating to the Software and (D) all copyright interests owned or claimed by Seller pertaining to the Software, together with all copyright interests accruing by reason of international copyright conventions.

                  (ii) All of Seller's rights, free of third party offsets, under all of its contracts, agreements, licenses, commitments, arrangements and understandings other than under the Excluded Contracts, including, without limitation, those contracts, agreements, licenses, commitments, arrangements and understandings listed on SCHEDULE 2.01(ii) (the "ASSIGNED CONTRACTS").

                  (iii) All equipment, machines, furniture, vehicles, tools, supplies and devices (including data processing hardware and related telecommunications equipment, media, and tools) used by Seller (the "EQUIPMENT"), including Seller's rights under all related warranties. As of the Closing Date, the Equipment consists of all items listed on SCHEDULE 2.01(iii).

                  (iv) All real property of Seller, including all leasehold interests, the buildings, structures, and other improvements located thereon, the fixtures contained therein, and the appurtenances thereto, and the easements, privileges, hereditaments and other rights relating thereto (the "REAL PROPERTY"). As of the Closing Date, the Real Property consists of the property listed and described on SCHEDULE 2.01(iv).

                  (v) All business, marketing and technical records, including accounting and operating records, asset ledgers, inventory records, budgets, personnel records, payroll records, customer lists, employment and consulting agreements, supplier lists, information and data respecting leased or owned

                         Asset Purchase Agreement -- 6


equipment, files, correspondence and mailing lists, marketing and advertising materials and brochures, and other business records (excluding those set forth in Section 2.02(i) below) used in the Business as of the Closing Date (the "BUSINESS RECORDS"), including with respect to supplier and customer lists, addresses and names and telephone numbers of contact persons.

                  (vi) All accounts receivable, including without limitation all license fees and maintenance and support fees and charges owing or to become owing to Seller (the "ACCOUNTS RECEIVABLE").

                  (vii) All Intellectual Property Rights owned (and all of Seller's rights to the Intellectual Property Rights used but not owned) by Seller, including, without limitation, the Intellectual Property Rights owned by Seller pertaining to the Software and all of Seller's right, title and interest in the name Innovex Group, Inc., "InnTerprise" and in any related logos.

                  (viii) All claims Seller may have against any person relating to or arising from the Purchased Assets or the Business or otherwise, including rights to recoveries for any damages or defective goods, to refunds, claims, breaches of warranty and chooses in action ("CLAIMS").

                  (ix) All deposits, prepaid income, other receivable items and prepaid expense items (other than with respect to insurance policies) of Seller, including those items listed on SCHEDULE 2.01(ix), plus all cash, cash equivalents, deposits, notes receivable, other receivable items, and investments of Seller, and all other products and proceeds of any Purchased Assets.

                  (x) To the extent assignable, all licenses, permits, approvals or other governmental authorizations, approvals or filings affecting, or relating in any way to, the Seller or its Business (the "PERMITS"). As of the Closing Date, the Permits consist of the items listed on SCHEDULE 2.01(x).

                  (xi) All inventory of Seller, including raw materials, work in process and finished goods.

                  (xii) All rights to receive mail and other communications addressed to Seller with respect to mail and written communications from customers, suppliers, distributors, agents and others in connection with the Purchased Assets or the Business.

                  (xiii) All goodwill associated with the Business or the Purchased Assets or otherwise with Seller, together with the right to represent to third parties that Buyer is the successor to the Business.

         2.02. EXCLUDED ASSETS. The only assets that Seller shall not sell, convey, transfer, assign or deliver, and Buyer shall not purchase or accept assignment from Seller of, are the following (the "EXCLUDED ASSETS"):

                  (i) Seller's corporate and company charters, Tax records, qualifications to conduct business as a corporation, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates and other such documents relating to the organization, maintenance and existence of Seller as a corporation.

                  (ii) All of Seller's rights under this Agreement, the Ancillary Agreements and the contracts and agreements listed on SCHEDULE 2.02(ii) (the "EXCLUDED CONTRACTS").

                  (iii)  The Purchase Price.

                         Asset Purchase Agreement -- 7


                  (iv) The Permits listed on SCHEDULE 2.02(iv) that are not assignable.

                  (v) All of Seller's insurance policies.

         2.03. ASSUMPTION OF LIABILITIES. Upon the terms and subject to the conditions of this Agreement, Buyer agrees, effective at the time of Closing, to assume all of the following specific liabilities of Seller and no other Liabilities (the "ASSUMED LIABILITIES"):

                  (i) All obligations of Seller under the Assigned Contracts after the Closing Date arising by reason of events or circumstances occurring after the Closing Date in accordance with the express terms of the Assigned Contracts, except to the extent such obligations are attributable to or arise from any breach or default by Seller or another Person under any Assigned Contract on or before the Closing Date. In the case of the Leases listed on
SCHEDULE 2.01(iv), the only Leases to be assumed are those in which Seller receives the appropriate consent from the respective landlords to the assignment of such Leases.

                  (ii) The specific Liabilities of Seller listed on SCHEDULE 2.03(ii), but only to the extent of the specific dollar amounts listed on
SCHEDULE 2.03(ii), and other normal and usual costs and expenses incurred in the ordinary course of Seller's business which do not exceed $10,000 in the aggregate.

         2.04. EXCLUDED LIABILITIES. Notwithstanding any provision in this Agreement or any other writing to the contrary, Buyer is not assuming, and Seller shall retain and pay and perform when due, all Liabilities that are not Assumed Liabilities, including, without limitation, and by way of example only, the following Liabilities of Seller, even if such Liabilities are disclosed by Seller in any of the schedules to this Agreement (other than SCHEDULE 2.03(ii)) (the "EXCLUDED LIABILITIES"):

                  (i) Any Liability of Seller that is not specifically enumerated as an Assumed Liability in Section 2.03.

                  (ii) Any Liability of Seller to the extent that the existence of such Liability either gives rise to, or results from or reflects, facts and circumstances that constitute a breach of any representation and warranty set forth in Article IV of this Agreement.

                  (iii) Any Liability of Seller under this Agreement or any Ancillary Agreement.

                  (iv) Any obligation or liability for any Taxes of Seller and the Shareholders attributable to or arising from or in connection with the income, business, assets, properties or operations of Seller for any Pre-Closing Tax Period, or payable in connection with the transactions contemplated by this Agreement (including the payment of the Earnout Payments), together with any interest or any penalty, addition to or additional amount imposed by any governmental authority as a result of the failure by Seller or Shareholders to pay when due any such Tax.

                  (v) Any Liability resulting from violations of any applicable laws or regulations by Seller on or prior to the Closing Date, any tort of Seller committed on or prior to the Closing Date, or any infringement by Seller of third-party rights or interests, including third-party Intellectual Property Rights.

                  (vi) Any Liability arising by reason of any breach or alleged breach by Seller or pre-Closing by any other Person (other than Buyer) of any agreement, contract, lease, license, commitment, instrument, judgment or order or decree.

                         Asset Purchase Agreement -- 8


                  (vii) Except for those Assumed Liabilities in the amounts specified on SCHEDULE 2.03(ii), any employee Liabilities relating to present and past employees of Seller with respect to plans, programs, policies, commitments, and other benefit entitlements established or existing on or prior to Closing (whether or not such liabilities are accrued or payable at Closing, and whether or not such liabilities are contingent in nature), including any Liability (A) for severance or dismissal pay or otherwise in connection with any termination of employment by Seller, (B) for accrued vacation or sick time or (C) relating to any Employee Plan or Benefit Arrangement.

                  (viii) Any Liability for product liability or warranty claims or damage claims arising out of defects (or alleged defects) in or failures (or alleged failures) of any product or services, Computer Program, or material of Seller or the Business provided, distributed, licensed, or delivered on or prior to the Closing Date.

                  (ix) Any Liability associated with any of the Excluded Assets.

                  (x)  Any pre-Closing Environmental Liability.

                  (xi) All Liabilities under or in connection with the Excluded Contracts, except as specified on SCHEDULE 2.03(ii).

                  (xii) Any Liability of Seller and the Shareholders for legal and accounting or other expenses related to the transactions contemplated by this Agreement (including tax advice and consulting expenses).

                  (xiii) All Liabilities (including premiums) relating to all of Seller's insurance policies.

         2.05. INSTRUMENTS OF TRANSFER AND CONVEYANCE. The sale, conveyance, transfer, assignment and delivery of the Purchased Assets shall be effected by delivery on the Closing Date by Seller to Buyer of such deeds, transfers in registrable form, bills of sale in registrable form, endorsements, assurances, conveyances, releases, discharges, assignments, certificates, drafts, checks or other instruments of transfer and conveyance, duly executed by Seller, as Buyer or its title insurance company shall reasonably deem necessary to vest in Buyer good and marketable title (and clear record title with respect to any owned Real Property) to such Purchased Assets free and clear of all Liens (subject to
SCHEDULE 2.01), and such other documents as Buyer may reasonably request to demonstrate satisfaction of the conditions of and compliance with this Agreement by Seller, including, without limitation, the Assignment and Assumption Agreement. The assumption by Buyer of the Assumed Liabilities shall be effected by delivery on the Closing Date by Buyer to Seller of the Assignment and Assumption Agreement, and such other documents as Seller may reasonably request to demonstrate satisfaction of the conditions of and compliance with this Agreement by Buyer.

         2.06. CLOSING. The closing of the purchase and sale of the Purchased Assets, the assignment of the Assigned Contracts and the assumption of the Assumed Liabilities hereunder shall take place at the offices of Testa, Hurwitz & Thibeault, LLP in Boston, Massachusetts on the date hereof.

         2.07.    DELIVERIES AT THE CLOSING.

                         Asset Purchase Agreement -- 9


                  (a) DELIVERIES OF SELLER. In addition to the taking of such other actions as may be provided for in this Agreement, at the Closing:

                           (i) Seller shall deliver to Buyer the Bill of Sale,
the Assignment and Assumption Agreement, the Assignment of Trademarks and Service Marks and such other bills of sale, endorsements, consents, assignments and other good and sufficient instruments of conveyance and assignment as the parties and their respective counsel shall deem reasonably necessary or appropriate to vest in Buyer all right, title and interest in, to and under the Purchased Assets, as well as physical possession of all of the Purchased Assets.

                           (ii) Seller shall deliver to Buyer Seller's entire
inventory of copies of the Software and all other
Computer Programs used by Seller in both object code and source code forms including all Technical Documentation and other documentation related thereto.

                           (iii) Seller shall cause the opinion of Holland and
Knight LLP, dated the Closing Date, in the form attached hereto as EXHIBIT G, to be delivered to Buyer.

                           (iv) Seller shall cause to be delivered to Buyer
evidence of the payment of all Liabilities listed on
SCHEDULE 2.07(iv) that are being paid by Seller at the Closing, including without limitation (A) by returning all applicable notes, financing statements or other evidences of indebtedness marked "paid in full," and (B) by presenting evidence to the Buyer's reasonable satisfaction that the employee vacation and overtime expense accrued to date shall have been paid.

                           (v) Seller shall deliver to Buyer a list of all its
present customers and suppliers and all its past customers and suppliers since January 1, 1997, as well as, in each case, their addresses, telephone numbers, and principal contact names.

                           (vi) Each Shareholder shall have signed Buyer's
standard Non-Disclosure Agreement and standard Proprietary
Information, Inventions, Non-Competition and Non-Solicitation Agreement.

                           (vii) Seller shall provide evidence of the filing of
an amendment to Seller's certificate of incorporation changing Seller's name from Innovex Group, Inc. to Kobayashi, Soze and Bast, Inc.

                           (viii) Seller shall provide a Certificate of the
Secretary of Seller certifying that attached thereto is a true, correct and complete copy of (A) the Articles of Incorporation of the Seller, (B) the By-laws of Seller, (C) all resolutions adopted by the shareholders of Seller in connection with this Agreement and the transactions contemplated hereby, and (D) all resolutions adopted by the Board of Directors of Seller in connection with this Agreement and the transactions contemplated hereby.

                           (ix) A Certificate of Good Standing of the Seller
issued by the Secretary of State of the State of Florida.

                           (x) Seller shall execute the Option Exchange
Agreement with respect to each optionee and each holder of restricted stock.

                  (b) DELIVERIES OF BUYER. In addition to the taking of such other actions as may be provided for in this Agreement, at the Closing:

                         Asset Purchase Agreement -- 10


                           (i) Buyer shall make all payments due at Closing.

                           (ii) Buyer shall deliver to Seller the Assignment and
Assumption Agreement.

                           (iii) Seller shall cause the opinion of Testa,
Hurwitz & Thibeault, LLP, dated the Closing Date, in the form attached hereto as EXHIBIT H, to be delivered to Seller.


                                   ARTICLE III

                                 PURCHASE PRICE

         3.01. PURCHASE PRICE; PAYMENTS AT CLOSING. The aggregate consideration to be paid by Buyer to Seller for the Purchased Assets (the "PURCHASE PRICE") shall be (i) $28,680,000 in cash (the "INITIAL PAYMENT") to be paid at the Closing, PLUS (ii) the Earnout Payments (if any) determined pursuant to Section 3.02, PLUS (iii) the assumption of the Assumed Liabilities.

         3.02.    EARNOUT PAYMENTS.

         (a) DEFINITIONS:

         "CLASS A HOLDERS" shall mean the Shareholders.

         "CLASS B EARNOUT PAYMENT DEDUCTION" shall mean with respect to each Earnout Payment, (i) if 80% or more of the Class B Holders are employed by Buyer or any of its successors or Affiliates as of the applicable Earnout Measurement Time, zero; (ii) if none of the Class B Holders are employed by Buyer or any of its successors or Affiliates as of the applicable Earnout Measurement Time, the product of (a) 65% TIMES (b) the Maximum Earnout Payment; or (iii) if less than 80% but more than zero of the Class B Holders are employed by Buyer or any of its successors or Affiliates as of the applicable Earnout Measurement Time, the product of (a) the Maximum Earnout Payment TIMES (b) 65%; TIMES (c) one minus a fraction, the numerator of which is the percentage of Class B Holders still employed by Buyer or any of its successors or Affiliates as of the applicable Earnout Measurement Time and the denominator of which is 80%.

         "CLASS B HOLDERS" shall mean the persons identified on SCHEDULE 3.02(a)(i).

         "CLASS C EARNOUT PAYMENT DEDUCTION" shall mean with respect to each Earnout Payment, (i) if 70% or more of the Class C Holders are employed by Buyer or any of its successors or Affiliates as of the applicable Earnout Measurement Time, zero; (ii) if none of the Class C Holders are employed by Buyer or any of its successors or Affiliates as of the applicable Earnout Measurement Time, the product of (a) 35% TIMES (b) the Maximum Earnout Payment; or (iii) if less than 70% but more than zero of the Class C Holders are employed by Buyer or any of its successors or Affiliates as of the applicable Earnout Measurement Time, the product of (a) the Maximum Earnout Payment TIMES (b) 35%; TIMES (c) one minus a fraction, the numerator of which is the percentage of Class C Holders still employed by Buyer or any of its successors or Affiliates as of the applicable Earnout Measurement Time and the denominator of which is 70%.

                         Asset Purchase Agreement -- 11


         "CLASS C HOLDERS" shall mean the persons identified on SCHEDULE 3.02(a)(ii) and, to the extent that Shareholders Agent elects to replace up to four (4) of such Persons as a result of the termination of their employment with Buyer or any of its successors or Affiliates (for any reason), the Class C Replacements, substituted on a one-for-one basis with respect to each such former employee.

         "CLASS C REPLACEMENTS" shall mean the Persons identified on SCHEDULE 3.02(a)(iii), for so long as such Persons are employed with Buyer or any of its successors or Affiliates.

         "EARNOUT MEASUREMENT TIME" shall mean with respect to each Earnout Payment, 5:00 p.m. Eastern time on the day prior to the First Earnout Payment Date, or Second Earnout Payment Date, as the case may be.

         "FIRST EARNOUT PAYMENT" shall mean (i) the Maximum Earnout Payment MINUS (ii) the sum of (a) the applicable Class B Earnout Payment Deduction PLUS
(b) the applicable Class C Earnout Payment Deduction.

          "FIRST EARNOUT PAYMENT DATE" shall mean August 15, 2001.

          "MAXIMUM EARNOUT PAYMENT" shall mean, with respect to each of the First Earnout Payment and the Second Earnout Payment, $9,560,000.

         "SECOND EARNOUT PAYMENT" shall mean (i) the Maximum Earnout Payment MINUS (ii) the sum of (a) the applicable Class B Earnout Payment Deduction PLUS
(b) the applicable Class C Earnout Payment Deduction.

          "SECOND EARNOUT PAYMENT DATE" shall mean February 15, 2002.

         (b) Subject to the terms and conditions set forth herein, Buyer agrees to make the following payments (the "EARNOUT PAYMENTS"):

                           (i) Not later than August 15, 2001, Buyer shall pay,
subject to provisions of Section 9.05, to Seller, the First Earnout Payment. Any such payments shall include interest accrued on such amount from the Closing Date at the Applicable Interest Rate.

                           (ii) Not later than February 15, 2002, Buyer shall
pay, subject to provisions of Section 9.05, to Seller, the Second Earnout Payment. Any such payments shall include interest accrued on such amount from the Closing Date at the Applicable Interest Rate.

                  (c) For purposes of determining the Class B Earnout Payment Deduction or the Class C Earnout Payment Deduction at any given time, the Class B Holders or Class C Holders no longer employed by Buyer or any of its successors or Affiliates by reason of such Person's death, Disability or Termination Without Cause shall be counted as if they are still employed by Buyer. No Hired Employee shall be transferred outside the consulting services group of Buyer without the consent of Shareholders Agent, such consent not to be unreasonably withheld.

         3.03. PAYMENT TO EQUITYHOLDERS. Seller and Shareholders Agent (on behalf of the Class A Holders, Class B Holders and the Class C Holders) acknowledge and agree that any payments due

                         Asset Purchase Agreement -- 12


pursuant to Section 3.01 and Section 3.02 by Seller to the Persons listed in
SCHEDULE 3.03 shall be made in accordance with the relative percentages set forth in such schedule, which shall not be amended without Buyer's express written consent.

         3.04. METHOD OF PAYMENT. All payments from Buyer to Seller pursuant to this Article III shall be made by wire transfer of immediately available funds to an account or accounts designated in writing by Shareholders Agent.

         3.05. ALLOCATION OF PURCHASE PRICE. As soon as practicable after the Closing, but in no event later than 30 days post-Closing, Buyer shall deliver to Seller a statement (the "Allocation Statement"), which shall be used for the allocation of the Purchase Price (together with the Assumed Liabilities) among the Purchased Assets and the covenant not to compete described in Section 6.01(d) hereof. The Seller and Buyer agree to report an allocation of such Purchase Price among the Purchased Assets in a manner entirely consistent with the Allocation Statement and agree to act in accordance with such Allocation Statement in the preparation of financial statements and filing of all tax returns (including, without limitation, filing Form 8594 with its Federal income tax return for the taxable year that includes the date of the Closing) and in the course of any tax audit, tax review or tax litigation relating thereto.


                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                              AND THE SHAREHOLDERS

         Each of Seller and the Shareholders hereby, severally and not jointly, represent and warrant to Buyer that the statements contained in this Article IV are true and correct, except as expressly set forth on the Disclosure Schedule attached hereto (the "DISCLOSURE SCHEDULE"). The Disclosure Schedule shall be arranged in numbered sections corresponding to the sections contained in this
Article IV. Any item disclosed on the Disclosure Schedule which makes explicit reference to a specific representation or warranty as to which exception is taken shall be only effective as to such representation or warranty and to no other representations and warranties.

         4.01. CORPORATE EXISTENCE AND POWER. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida, and has all corporate power and authority required to carry on its business as now conducted. Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is required, except where the failure to qualify would not have a Material Adverse Effect. Set forth on SECTION 4.01 OF THE DISCLOSURE SCHEDULE is a complete list of all of the addresses at which Seller maintains offices, property or assets. Seller has heretofore delivered to Buyer true and complete copies of the corporate charter and bylaws of Seller as currently in effect. All of the outstanding shares of capital stock of Seller are owned, beneficially and of record, by the Persons and in the amounts set forth on SECTION 4.01 OF THE DISCLOSURE SCHEDULE. All currently outstanding options, warrants and any other securities convertible or exercisable for any equity securities of Seller are held by the Persons, in the amounts and have the vesting schedule set forth in
SECTION 4.01 OF THE DISCLOSURE SCHEDULE.

         4.02. AUTHORIZATION. The Seller has the requisite corporate power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Seller of this Agreement

                         Asset Purchase Agreement -- 13


and each of the Ancillary Agreements to which it is a party and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action (including without limitation the approval of Seller's directors and shareholders) on the part of Seller. Each of this Agreement and the Ancillary Agreements to which the Seller is a party has been duly executed and delivered by the Seller and constitutes the valid and binding obligation of the Seller, enforceable against Seller in accordance with its terms. This Agreement has been duly executed and delivered by each of the Shareholders and constitutes the valid and binding obligation of each such Shareholder, enforceable against each such Shareholder in accordance with its terms.

         4.03. GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by Seller and the Shareholders of this Agreement and each of the Ancillary Agreements do not require any action by or in respect of, filing with, approval, authorization of or consent from any governmental body, agency, official or authority, except in connection with the Assignment of Trademarks and Service Marks.

         4.04. NON-CONTRAVENTION. The execution, delivery and performance by Seller and the Shareholders of this Agreement and each of the Ancillary Agreements do not and will not (i) contravene or conflict with the corporate charter or bylaws, as amended to date, of Seller; (ii) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Seller, the Purchased Assets or the Business, or any of the Shareholders; (iii) constitute a default under or violation of any contract or agreement, or give rise to any right of termination, cancellation or acceleration of, any right or obligation of Seller, or to a loss of any benefit relating to the Purchased Assets or the Business, under any provision of any agreement, contract or other instrument binding upon Seller or by which it or any of the Purchased Assets or the Business is or may be bound, or any Permit; (iv) result in the creation or imposition of any Lien on any Purchased Asset; or (v) require the consent of, the waiver of any right of first refusal from, the giving of notice to, the filing of notice with, or the approval or authorization of, any Person (except as expressly set forth in Section 4.05 below and except in connection with the Assignment of Trademarks and Service Marks).

         4.05. REQUIRED CONSENTS. Each of SCHEDULE 2.01(ii) and SCHEDULE 2.01(x) denotes those Assigned Contracts and those Permits, respectively, requiring consents of any Person as a result of the execution, delivery and performance of this Agreement and the Ancillary Agreements or the consummation of the transactions contemplated hereby and thereby, including the assignment of the Purchased Assets and Assigned Contracts to Buyer hereunder (each such consent, a "REQUIRED CONSENT"). Except as set forth in SECTION 4.05 OF THE DISCLOSURE SCHEDULE, all of the Required Consents have been duly and validly obtained, are in full force and effect, have not been withdrawn, and are enforceable in accordance with their respective terms. Other than the Required Consents, no consent, approval or authorization of any governmental agency, any stockholder or director of Seller or any Person with whom Seller has entered into a contract or agreement, or, to the knowledge of Seller, otherwise is necessary for Buyer to conduct the Business substantially in the manner conducted by Seller prior to the Closing.

         4.06. FINANCIAL STATEMENTS. (a) Seller has heretofore furnished Buyer with (i) the unaudited balance sheet of the Seller as of December 31, 1999 (the "BALANCE SHEET") and (ii) the unaudited income statement of the Seller for the year ended December 31, 1999 (the "INCOME STATEMENT") (the items under clauses
(i) and (ii) above being referred to herein collectively, as the "FINANCIAL STATEMENTS"). The Financial Statements present fairly the financial position of Seller as of their respective dates, and the results of operations for the respective periods then ended and are consistent with the business records of Seller.

                         Asset Purchase Agreement -- 14


                  (b) Except for the Excluded Liabilities and the Liabilities referred to in Section 2.03, Seller does not have any Liabilities.

         4.07. ABSENCE OF CERTAIN CHANGES. Except for entering into this Agreement and the Ancillary Agreements or as otherwise set forth on SECTION 4.07 OF THE DISCLOSURE SCHEDULE, since the Balance Sheet Date, Seller has conducted the Business in the ordinary course consistent with past practice and has not:

                  (i) suffered any Material Adverse Change or any event, occurrence, development or state of circumstances or facts which has had or could reasonably be expected to result in or have a Material Adverse Effect on Seller;

                  (ii) incurred, assumed or guaranteed any indebtedness for money borrowed, or incurred any Liabilities other than in the ordinary course of business consistent with past practice;

                  (iii) paid, discharged or satisfied any claim, Lien or Liability, other than those (i) which were reflected or reserved against in the Balance Sheet and which were paid, discharged or satisfied in the ordinary course of business consistent with past practice, or (ii) which were incurred and paid, discharged or satisfied (other than legal fees and related expenses in connection with the transactions contemplated by this Agreement) since the Balance Sheet Date in the ordinary course of business consistent with past practice;

                  (iv) permitted or allowed any of the Purchased Assets to be mortgaged, pledged or subjected to any Lien;

                  (v) written down the value of any inventory other than in the ordinary course of business consistent with past practice, or written off as uncollectible any notes, accounts or other receivables or any portion thereof;

                  (vi) made, leased or acquired any capital asset other than in the ordinary course of business and in any event not in excess of $10,000 in the aggregate;

                  (vii) declared, paid or made, or set aside for payment or making of, any dividend or other distribution in respect of its capital stock or other securities, or directly or indirectly sold, issued, redeemed, purchased or otherwise acquired, or subdivided, combined or in any way reclassified, any of its capital stock or other securities, other than issuances of options under the Innovex Group, Inc. 1998 Stock Option Plan and issuances of restricted stock;

                  (viii) suffered any damage, destruction or other casualty loss (whether or not covered by insurance) adversely affecting the Business or the Purchased Assets;

                  (ix) entered into any transaction with any of its shareholders or officers or directors, except in their capacities as employees in the ordinary course of employment;

                  (x) made any change in any method of financial or tax accounting or any financial or tax accounting practice or in its method of maintaining books and records;

                  (xi) increased the rate of compensation of, or paid any bonus to, any of its directors, officers or employees, other than periodic increases in the ordinary course of business consistent with

                         Asset Purchase Agreement -- 15


past practice, or entered into or amended any employment, management, consulting, deferred compensation, severance or other similar contract or agreement;

                  (xii) entered into or modified (except as may be required by applicable law) any Employee Plan, or any trust agreement or insurance contract related thereto, in respect of any of its present or former directors, officers or employees;

                  (xiii) experienced any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any of its employees, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any of its employees;

                  (xiv) entered into any transaction, contract or agreement relating to the Purchased Assets or the Business (including the acquisition or disposition of any of the Purchased Assets or any other asset of Seller) or to the relinquishment by the Seller of any contract or other right, other than transactions, contracts, agreements and relinquishments entered into in the ordinary course of business consistent with past practices and those contemplated by this Agreement; or

                  (xv) agreed to, or made any commitment to, do any of the foregoing.

         4.08. PROPERTIES. (a) SCHEDULE 2.01(iv) correctly describes all Real Property pertaining to the Business, including all leasehold interests, easements, rights of way, privileges, licenses and other rights benefiting or appurtenant to such Real Property. Seller does not own a fee simple interest in any Real Property and does not lease any Real Property to others as landlord or sublandlord. Seller does not lease any Real Property as tenant other than those leases set forth in SCHEDULE 2.01(iv).

                  (b) SECTION 4.08(b) OF THE DISCLOSURE SCHEDULE describes all personal property used in the Business included in the Purchased Assets, including but not limited to Equipment, other equipment, furniture, vehicles, storage tanks, spare and replacement parts, fuel and other trade fixtures and fixed assets, and any Liens thereon, specifying in the case of leases or subleases, the name of the lessor or sublessor, the lease term and basic annual rent.

                  (c)(i) The Seller has good and marketable indefeasible, fee simple title to all Purchased Assets that are real, personal, mixed or tangible property, free of all Liens, subject to SCHEDULE 2.01.

                  (ii) The Real Property includes all real property owned or leased by Seller or otherwise used or held for use in connection with the conduct of the Business as heretofore conducted.

                  (iii) All leases of real and personal property are in good standing and are valid, binding and enforceable in accordance with their respective terms, and, other than in connection with this Agreement and the transactions contemplated hereby, there does not exist under any such lease any default by Seller or, to the knowledge of Seller and the Shareholders, by any other Person, or any event that, with notice or lapse of time or both, would constitute a default by Seller or, to the knowledge of Seller and the Shareholders, by any other Person.

                  (iv) The plants, buildings, structures and equipment included in the Purchased Assets have no material defects, are in good operating condition and repair and have been reasonably maintained consistent with standards generally followed in the industry (giving due account to the age and length of

                         Asset Purchase Agreement -- 16


use of same, ordinary wear and tear excepted), are suitable for their present uses and, in the case of Real Property (including without limitation, the roofs thereof), are structurally sound.

                  (v) Except for the leases listed on SCHEDULE 2.01(iv), no portions of the Real Property are subject to any leases or other occupancy agreements or are occupied by anyone other than Seller.

                  (vi) Seller has delivered to Buyer complete and accurate copies of all leases relating to the Purchased Assets, both real and personal, including all amendments related thereto.

                  (vii) All rent and other charges currently due on the Real Property leases are listed on SCHEDULE 2.01(iv) and Seller has not assigned such Real Property leases or subleased all or any portion of the premises leased thereunder.

                  (viii) Seller has not made any alterations, additions or improvements to the premises leased under the Real Property leases listed on
SCHEDULE 2.01(IV) that are required to be removed (or of which lessor could require removal) at the termination of the respective lease terms.

         (d) No Purchased Asset is subject to any Lien, except for Liens disclosed on the Balance Sheet or on SCHEDULE 2.01.

         (e) No violation of any law, regulation or ordinance (including, without limitation, laws, regulations or ordinances relating to zoning, health, safety, handicapped persons, city planning or similar matters) relating to Seller, the Business or any Purchased Asset which would have a Material Adverse Effect currently exists or has existed at any time since Seller's incorporation. There are no developments, other than those developments that are known generally to the public, affecting any of the Purchased Assets pending or, to the knowledge of Seller and the Shareholders threatened, which might detract from the value of such Purchased Assets, interfere with any present use of any such Purchased Assets or adversely affect the marketability of such Purchased Assets. In addition, except as set forth on SECTION 4.08(e) OF THE DISCLOSURE SCHEDULE, the Real Property and the present use of the Real Property are not in violation of or out of conformity with (i) any zoning, subdivision, building, building code, health, safety, traffic, environmental, flood control, wetlands, or other land use laws, statutes, ordinances, rules, regulations, variances, permits or orders of any local, state, or federal authorities or any other governmental entity having jurisdiction over the Real Property, including, without limitation, the Americans with Disabilities Act of 1990 or (ii) any Liens affecting the Real Property, in either case which would have a Material Adverse Effect.

         4.09. SUFFICIENCY OF PURCHASED ASSETS. The Purchased Assets constitute, and on the Closing Date will constitute, all of the assets or property used or held for use in the Business necessary to operate the Business as currently conducted.

         4.10. TITLE TO PURCHASED ASSETS. Upon consummation of the transactions contemplated hereby, Buyer will have acquired good and marketable title in and to, or a valid leasehold interest in (as applicable), the Purchased Assets, free and clear of all Liens, subject to SCHEDULE 2.01.

         4.11. SUBSIDIARIES. Seller does not have any Subsidiaries.

         4.12. LITIGATION. Except as set forth on SECTION 4.12 OF THE DISCLOSURE SCHEDULE, there is no action, suit, charge, or proceeding pending against (or any basis therefor), and to the knowledge of Seller

                         Asset Purchase Agreement -- 17


and the Shareholders, there is no investigation pending, and no action, suit, charge or proceeding threatened against or affecting, the Business, any Purchased Asset or Seller, before any court or arbitrator or any governmental body, agency or official, or that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated hereby.

         4.13. CONTRACTS. (a) SCHEDULE 2.01(ii) and SCHEDULE 2.02(ii), list all contracts, agreements, arrangements and understandings to which Seller is a party or by which it is bound, such contracts, agreements, arrangements and understandings, whether constituting Assigned Contracts or Excluded Contracts, being referred to herein collectively as the "CONTRACTS." SCHEDULE 2.01(ii) also denotes with an asterisk (*) each Contract for which the consent of any Person is necessary to transfer to Buyer all rights and any Assumed Liabilities pursuant to Section 2.01 or to otherwise consummate the transactions contemplated by this Agreement. In addition, each of the contracts listed on
SCHEDULE 2.01(ii) is expressly classified on such SCHEDULE 2.01(ii) under one of the following categories:

                           (i) Contracts relating to the ownership, license,
acquisition, design, development, distribution, marketing, use, maintenance or support of each Computer Program or any other software and related items (all of such Contracts as so classified being referred to herein as the "SOFTWARE CONTRACTS"). The Software Contracts are further classified on SCHEDULE 2.01(ii) as (A) licenses to Seller from third parties (development and/or marketing and/or relicensing to third parties); (B) licenses from third parties to Seller (Seller's internal use); (C) development contracts, work-for-hire agreements and consulting and employment agreements; (D) distributorships, dealerships, value added reseller, franchises, sales or marketing representatives, and manufacturer's representative contracts (from third parties to Seller, or from Seller to third parties); (E) licenses and sublicenses to others; or (F) maintenance, support or enhancement agreements.

                           (ii) Leases of (A) real property; (B) equipment; (C)
office furnishings and fixtures; and (D) other personalty, in each case as used in the Business.

                           (iii) Agreements currently in effect concerning
employment, confidentiality, noncompetition, non-solicitation of employees or any acquisition proposal.

                           (iv) Agreements under which Seller has created,
incurred or assumed or guaranteed any secured or unsecured indebtedness for borrowed money or any capitalized lease obligation.

                           (v) Any other contracts, agreements, arrangements or
understandings to which Seller is a party and not elsewhere classified pursuant to this Section 4.13(a).

                  (b) Seller has delivered to Buyer a correct and complete copy of each written agreement listed in SCHEDULE 2.01(ii) and SCHEDULE 2.02(ii). Except as set forth on SECTION 4.13 OF THE DISCLOSURE SCHEDULE, each Assigned Contract is a valid and binding agreement of Seller and is in full force and effect enforceable against the parties thereto in accordance with its terms not subject to any valid claims, counterclaims or offsets, and neither Seller nor, to the knowledge of Seller and the Shareholders, any other party thereto is in default nor is there a basis for any such default by Seller (or, to the knowledge of Seller and the Shareholders, by any other party thereto) under the terms of any such Assigned contract, nor has any event or circumstance occurred that, with notice or lapse of time or both, would constitute any default thereunder with respect to Seller or, to the knowledge of Seller and the Shareholders, any other party thereto, nor is there any claim under the terms of any such Assigned Contract (or basis for any claim), including, without limitation, any claims relating to products or

                         Asset Purchase Agreement -- 18


services, against Seller and the Shareholders or with respect to the Business, any of the Purchased Assets or any Assigned Contract. There is no contract, agreement, commitment or obligation to which Seller is a party or is bound that at the time it was entered into or made was, or is currently, known or could be reasonably expected to result in, any loss to Seller upon completion or performance thereof, or any bid, offer or proposal which if accepted would result in such a loss, contract, agreement, commitment or obligation.

         4.14. PERMITS. SCHEDULE 2.01(x) correctly lists all Permits. SCHEDULE 2.01(x) also denotes with an asterisk (*) each Permit for which the consent of any Person is necessary to transfer to Buyer all rights under such Permit or to otherwise consummate the transactions contemplated by this Agreement. Such Permits are valid and in full force and effect, are not subject to any adverse disputes or claims, to the extent transferable, have been validly and lawfully transferred by Seller to Buyer as of the date hereof and will not be violated, invalidated, terminated or impaired or become terminable as a result of the transactions contemplated hereby. Upon consummation of the transactions contemplated hereby, Buyer will have all of the right, title and interest in and to all the Permits (to the extent transferable) and they constitute all of the licenses, permits, approvals or other governmental authorizations, approvals or filings necessary to own and operate the Real Property and to conduct the Business as currently conducted.

         4.15. INSURANCE. Seller has furnished to Buyer a list of, and true and complete copies of, all insurance policies and fidelity bonds covering the Purchased Assets, the business and operations of the Business and Seller and its employees.

         4.16. COMPLIANCE WITH LAWS. Seller is not in violation of, and immediately upon the consummation of the transactions contemplated hereby will not be in violation of, and to Seller's knowledge is not under investigation with respect to, and has not been threatened to be charged with or given notice of, nor is there any basis for, any violation of, any law, rule, ordinance or regulation, or judgment, order or decree entered by any court, arbitrator or governmental authority, domestic or foreign, applicable to Seller, the Purchased Assets or the conduct of the Business, the violation of which would have a Material Adverse Effect.

         4.17. INTELLECTUAL PROPERTY. (a) Seller owns free and clear of all Liens (or, with respect to Intellectual Property Rights used by Seller in the Business and owned by a third party, has the valid right to use) and Buyer shall receive at Closing, good and marketable title to (or, with respect to Intellectual Property Rights used by Seller in the Business and owned by third parties, obtain the valid right to use) all Intellectual Property Rights owned or used by Seller in the Business, which include all Intellectual Property Rights necessary for the use of the Purchased Assets and the conduct of the Business as currently conducted (collectively, "SELLER INTELLECTUAL PROPERTY").
SECTION 4.17 OF THE DISCLOSURE SCHEDULE contains a list of all of the following that are included in the Seller Intellectual Property: (i) patents and patent applications, (ii) trademarks, trade names and service marks and registrations thereof and applications therefor, and (iii) registered copyrights and applications for copyright registration. SECTION 4.17 OF THE DISCLOSURE SCHEDULE identifies the owner of each item listed thereon and, in the case of registrations and applications, the registration or application number and date. Seller has made no foreign applications or registrations with respect to any Intellectual Property Rights.

                  (b) (i) Except for the restrictions disclosed on SECTION 4.17 OF THE DISCLOSURE SCHEDULE, Seller holds free from contractual restrictions and any other restrictions, all of the Seller Intellectual Property, (ii) the Seller Intellectual Property does not infringe any Intellectual Property Rights of any other Person, and no claims have been asserted with respect to the use by Seller of the Seller

                         Asset Purchase Agreement -- 19


Intellectual Property or otherwise for patent, copyright, trade secret or trade mark infringement, (iii) the Seller Intellectual Property owned by Seller and, to the knowledge of Seller and the Shareholders, the Seller Intellectual Property owned by third parties is valid and enforceable, and (iv) Seller is not aware of any infringement by any other Person of any Seller Intellectual Property. None of the Seller Intellectual Property is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by Seller or restricting the licensing thereof by Seller to any Person. Seller has not entered into any agreement to indemnify any other Person against any charge of infringement of any patent, trademark, trade name, service mark or copyright.

                  (c) None of the processes, methodologies, trade secrets, research and development results and other know-how included in the Seller Intellectual Property, the value of which is contingent upon maintenance of the confidentiality thereof, has been disclosed by Seller to any Person other than employees, contractors, customers, representatives and agents of the Seller who are parties to customary confidentiality and non-disclosure agreements with the Seller or subject to other non-disclosure obligations.

         4.18. SOFTWARE. (a) The Technical Documentation includes the source code and system documentation for all of the Software, as well as any pertinent commentary or explanation that may be necessary to render such materials understandable and usable by a trained computer programmer. The Technical Documentation also includes any Computer Program (including compilers), tools, and higher level language used for the development, maintenance, and implementation of the Software.

                   (b) Seller has validly obtained the right and license to use, copy, modify, maintain, support, install, license and distribute the third-party Computer Programs and materials contained in or relicensed with the Software, the Technical Documentation and all other Computer Programs used by Seller pursuant to the Contracts identified as "licenses from third parties (development and/or marketing and/or relicensing to third parties)" or "Licenses from third parties (internal use only)" in SCHEDULE 2.01(ii). Seller has good and marketable title to the Software (including the Technical Documentation), and the Software (including the Technical Documentation) contains no other Computer Programs or materials in which any third party may claim superior, joint, or common ownership, including any right or license.

                  (c) Except as set forth on SECTION 4.18 OF THE DISCLOSURE SCHEDULE, (i) the Software conforms in all material respects to the Technical Documentation and all other documentation published by Seller with respect to the Software; (ii) no portion of the Software contains any software routines or hardware components designed to permit unauthorized access; or to disable or erase software, hardware or data; and (iii) the performance of the Software has not been affected by the advent of the year 2000, and the Software is capable of correctly processing, receiving and providing date data between the twentieth and twenty-first centuries.

                  (d) All personnel, including employees, agents, consultants, and contractors, who have contributed to or participated in the conception and development of any of the Software either (i) have been party to a "work-for-hire" arrangement or agreement with the Seller that has accorded the Seller full, effective, exclusive and original ownership of all tangible and intangible property thereby arising, or (ii) have executed appropriate instruments of assignment in favor of the Seller as assignee that have conveyed to the Seller full, effective and exclusive ownership of all tangible and intangible property thereby arising. All employees currently employed, or employed during the past two years, by Seller have signed the Employee Confidentiality, Nonsolicitation and Noncompetition Agreement in the form attached to SECTION 4.18(d) OF THE DISCLOSURE SCHEDULE.

                         Asset Purchase Agreement -- 20


         4.19. EMPLOYEES. SECTION 4.19 OF THE DISCLOSURE SCHEDULE sets forth a true and complete list of (a) the names, addresses, social security numbers, titles, annual salaries and other compensation of all Hired Employees of the Business, date of last review and date of last compensation adjustment and (b) the wage rates for non-salaried Hired Employees of the Business (by classification). None of such employees and no other key employee of the Business has indicated to Seller or Shareholder that he does not wish to become an employee of Buyer upon consummation of the transactions contemplated by this Agreement.

         Seller is in compliance in all material respects with all applicable U.S. Federal, state and local laws respecting employment and employment practices, employee benefits, terms and conditions of employment, wage and hours, and is not engaged in any unfair labor or unlawful employment practice relating to the Business. Seller represents and warrants there is no unlawful employment practice pending before the Equal Employment Opportunity Commission ("EEOC"), EEOC recognized state "referral agency" or any other Governmental Authority. None of the employees of Seller are represented by any labor union. No grievance or arbitration proceeding relating to the employees of Seller are pending and no written claim therefore exists with respect to Seller.

         4.20. WARRANTY OR OTHER CLAIMS. There are no existing or, to the knowledge of Seller and the Shareholders, threatened claims, against Seller for products (including the Software or other Computer Programs of third parties), parts or services which are defective or fail to meet any applicable warranty, representation or other term or provision, nor is there any basis therefor. Except as described in the preceding sentence, no claim has been asserted and is currently outstanding against Seller for renegotiation or price redetermination of any business transaction with respect to the Business, nor is there any basis for any such claim. SECTION 4.20 OF THE DISCLOSURE SCHEDULE attached hereto accurately describes all express warranties and service policies of Seller relating to the Software, the conduct of the Business or the other Purchased Assets that are currently in effect or that were in effect at any time during the past year and discloses Seller's terms and conditions with respect to the sale, distribution or licensing of the Software (including, without limitation, all express warranties) and service policies currently in effect or that were in effect during the past year. Any express warranties, service policies or terms and conditions with respect to the Assigned Contracts currently in effect are expressly set forth in such Assigned Contracts.

         4.21. BROKERS' FEES. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Seller or Shareholders who might be entitled to any fee or commission upon consummation of the transactions contemplated by this Agreement.

         4.22. ENVIRONMENTAL COMPLIANCE. (a) Except as disclosed on SECTION 4.22 OF THE DISCLOSURE SCHEDULE, (i) the Seller has complied in all material respects with all federal, state and local laws (including, without limitation, case law, rules, regulations, orders, judgments, decrees, permits, licenses and governmental approvals) which are intended to protect the environment and/or human health or safety (collectively, "Environmental Laws"); (ii) the Seller has not handled, generated, used, stored, transported or disposed of any material, substance or waste which is regulated by Environmental Laws ("Hazardous Materials"), except for reasonable amounts of ordinary office and/or office-cleaning supplies which have been used in compliance with Environmental Laws; (iii) there is not now, nor has there ever been, any underground storage tank or asbestos-containing material on any real property owned, operated or leased by the Seller; (iv) the Seller has not conducted, nor is it aware of, any

                         Asset Purchase Agreement -- 21


environmental investigations, studies, audits, tests, reviews or analyses, the purpose of which was to discover, identify, or otherwise characterize the condition of the soil, groundwater, air or the presence of Hazardous Materials at any real property owned, operated or leased by the Seller; and (v) there are no "Environmental Liabilities".

                  (b) For purposes of this Agreement, "Environmental Liabilities" are any claims, demands, or liabilities under Environmental Laws which (i) arise out of or in any way relate to the Seller's operations or activities, or any real property at any time owned, operated or leased by the Seller, or any Shareholder's use or ownership thereof, whether vested or unvested, contingent or fixed, actual or potential, and (ii) arise from or relate to actions occurring (including any failure to act) or conditions existing on or before the Closing Date.

         4.23. COMPLIANCE WITH CERTIFICATE OF INCORPORATION AND BY-LAWS. Seller, in the conduct of the Business, the ownership of the Purchased Assets and otherwise, is in compliance in all respects with the terms and provisions of its corporate charter and bylaws, both as amended to date.

         4.24. ABSENCE OF CONFLICTS. Except as otherwise set forth on SECTION
4.24 OF THE DISCLOSURE SCHEDULE, neither the Shareholders nor any officer, director or other Affiliate of Seller and the Shareholders (i) has (or in the past three years had) any material direct or indirect interest in any Person that does business with Seller; (ii) has (or in the past three years had) any direct or indirect interest in the Business or the Purchased Assets; or (iii) has (or in the past three years had) any other business relationships with Seller, other than such relationships that arise in the ordinary course from being an officer, director or shareholder of Seller.

         4.25. BUYER. Notwithstanding anything contained herein to the contrary, Seller and the Shareholders make no representation or warranty relating to any Contract, agreement or understanding with Buyer, or any proceeds thereof, to the extent such representation or warranty would be affected by any action or inaction by Buyer.

         4.26. REPRESENTATIONS AND WARRANTIES. No representation or warranty by Seller or any Shareholder set forth in this Agreement, and no statement contained in any exhibit or schedule hereto or any certificate or writing delivered in connection with this Agreement and the transactions herein contemplated in connection with this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.


                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to Seller and the Shareholders that:

         5.01. ORGANIZATION AND EXISTENCE. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate power and authority required to carry on its business as now conducted. Buyer is duly qualified to do business as a foreign corporation and is in good standing in the State of Florida.

                         Asset Purchase Agreement -- 22


         5.02. CORPORATE AUTHORIZATION. Buyer has the requisite corporate power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Ancillary Agreements to which Buyer is a party, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Buyer. Each of this Agreement and the Ancillary Agreements to which Buyer is a party has been duly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms.

         5.03. GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by Buyer of this Agreement and each of the Ancillary Agreements do not require any action by or in respect of, filing with, authorization or consent from any governmental body, agency, official or authority.

         5.04. NON-CONTRAVENTION. The execution, delivery and performance by Buyer of this Agreement and each of the Ancillary Agreements do not and will not
(i) contravene or conflict with the corporate charter or bylaws of Buyer; (ii) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Buyer; (iii) constitute a default under or violation of any contract or agreement, or give rise to any right of termination, cancellation or acceleration of, any right or obligation of Buyer under any provision of any agreement, contract or other instrument binding upon Buyer or by which Buyer is or may be bound; or (iv) require the consent of, the waiver of any right of first refusal from, the giving of notice to, filing of notice with, or the approval or authorization of, any Person.

         5.05. FINDERS' FEES. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission upon consummation of the transactions contemplated by this Agreement.

         5.06. LITIGATION. There is no action, suit, charge, investigation or proceeding pending against, or to the knowledge of Buyer threatened against or affecting Buyer before any court or arbitrator or any governmental body, agency or official that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated hereby.

         5.07. REPRESENTATIONS AND WARRANTIES. No representation or warranty by Buyer set forth in this Agreement, and no statement contained in any exhibit or schedule hereto or any certificate or writing delivered in connection with this Agreement and the transactions herein contemplated in connection with this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.


                                   ARTICLE VI

                         COVENANTS FOLLOWING THE CLOSING

         6.01. COVENANTS OF THE SELLER AND THE SHAREHOLDERS. Seller and each Shareholder, jointly and severally, agree that:

                  (a) CONFIDENTIALITY AND OTHER MATTERS. Seller and each Shareholder will hold, and will use their best efforts to cause Seller's Affiliates, officers, directors, employees, accountants, counsel,

                         Asset Purchase Agreement -- 23


consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all proprietary or confidential documents and information concerning Buyer, Seller or the Business (including any such documents and information provided by Buyer to Seller and the Shareholders after the Closing Date pursuant to Section
6.02 of this Agreement or otherwise) and will not use and will use their best efforts to cause Seller's officers, directors, employees, consultants, advisors and agents not to use, any such proprietary or confidential documents or information for any purpose whatsoever, except to the extent that such information can be shown to have been in the public domain through no fault of Seller or any Shareholder. Seller and each Shareholder, jointly and severally, covenant that they shall not, directly or indirectly, for a period of one year after the Closing Date, solicit, cause to be solicited, hire or cause to be hired any Hired Employee or other employee of Buyer or its Affiliates or cooperate with any person in doing any of the foregoing. For the avoidance of doubt, any information obtained by Seller or any of the Shareholders pursuant to
Section 6.02 of this Agreement shall be deemed to be confidential information of Buyer and the Business for purposes of the obligations of Seller and the Shareholders under this Section 6.01(a).

                  (b) TRADEMARKS; TRADENAMES. As soon as practicable after the Closing Date but in no event later than one month thereafter, Seller shall cease using, and eliminate the use of, all of the trademarks, tradenames, service marks and service names used in the Business or by Seller, including the use of the names "Innovex Group, Inc.," "InnTerprise", and the use of any names confusingly similar to such trademarks, tradenames, service marks and service names, and all logos used in the Business on all advertising, stationery, business cards, checks, purchase orders and acknowledgments, customer agreements and other contracts and business documents or otherwise. Seller shall change the corporate name of Seller so as not to be confusingly similar to the current name of Seller. On the Closing Date and at any time thereafter as requested by Buyer, Seller shall provide to Buyer any additional consents in writing requested by Buyer, to the use of the names in this subsection and in the absence of such consents Buyer may use either such name for any and all purposes whatsoever without the approval of Seller. In addition, no Shareholder shall use the names "Innovex Group, Inc.," "InnTerprise," or any names confusingly similar to such name.

                  (c) BOOKS AND RECORDS. Seller shall afford for a period of six years following the Closing (or such longer period as the following records are retained by Seller), the officers, attorneys, accountants and other authorized representatives of Buyer or its Affiliates free and full access during normal business hours to all items pertaining to the Purchased Assets, whether in hard copy or computer format, and Buyer and its Affiliates shall be permitted to make abstracts from, or copies of all such items.

                  (d) NON-COMPETITION. Until the first anniversary of the Closing Date, Seller shall not engage, directly or indirectly (including, without limitation, as a principal, member, owner, partner, shareholder or investor (other than as a shareholder of one percent or less of the outstanding voting stock of a company whose stock is traded on Nasdaq or any registered stock exchange), independent contractor, consultant, advisor, or otherwise) in any activity that competes with the Business as conducted by Seller prior to the Closing.

                  (e) REASONABLE EFFORTS; FURTHER ASSURANCES. (i) Seller and each Shareholder agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement and to vest in Buyer good and marketable title to the Purchased Assets.

                         Asset Purchase Agreement -- 24


                           (ii) Seller hereby constitutes and appoints,
effective as of the Closing Date, Buyer and its successors and assigns as the true and lawful attorney of Seller with full power of substitution in the name of Buyer or in the name of Seller, but for the benefit of Buyer (A) to collect for the account of Buyer any items of Purchased Assets and (B) subject to
Article IX of this Agreement, to institute and prosecute all proceedings which Buyer may in its sole discretion deem proper in order to assert or enforce any right, title or interest in, to or under the Purchased Assets, and to defend or compromise any and all actions, suits or proceedings in respect of the Purchased Assets. Buyer shall be entitled to retain for its account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest in respect thereof.

                  (f) REQUIRED CONSENTS; LIENS. Seller shall use commercially reasonable efforts to obtain promptly (in no event more than 20 days) after the Closing all Required Consents. Buyer agrees to use commercially reasonable efforts to cooperate with Seller in obtaining such Required Consents. Seller shall use commercially reasonable efforts to cause the release, discharge or termination of all Liens on the Purchased Assets, including without limitation evidence of the termination and removal of all UCC-1 financing statements and the discharge of all mortgages and other monetary Liens.

         6.02. COVENANTS OF ALL PARTIES. The parties hereto agree that Seller and Buyer shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required in connection with the consummation of the transactions contemplated by this Agreement and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, all as set forth in Section 6.02(i). Notwithstanding the foregoing, Seller and the Shareholders shall remain solely, jointly and severally responsible for all filings and approvals relating to Environmental Laws covering (i) conditions existing before the Closing Date and
(ii) actions to correct unpermitted or noncompliant conditions existing before the Closing Date.

         6.03. COVENANTS OF BUYER. After the Closing, Buyer shall use commercially reasonable efforts to promptly arrange for the termination of all personal guarantees by any of the Shareholders relating to the Assigned Contracts, Assumed Liabilities or any other Purchased Asset. To the extent that any Shareholder is held liable under any such guarantee (other than guarantees relating to an Excluded Liability), with regard to any obligation arising after the Closing as a result of actions taken by Buyer, Buyer shall indemnify and hold such Shareholder harmless with regard thereto.


                                   ARTICLE VII

                                EMPLOYEE BENEFITS

         7.01. EMPLOYEE BENEFITS DEFINITIONS. The following terms, as used herein, having the following meaning:

         "BENEFIT ARRANGEMENT" means an employment, severance or similar contract, arrangement or policy and each plan or arrangement providing for severance, insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, pension or retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits that (i) is not an Employee Plan and (ii) is maintained or contributed to by Seller or any of its ERISA Affiliates, as the case may be.

                         Asset Purchase Agreement -- 25


         "EMPLOYEE PLAN" means each "employee benefit plan", as such term is defined in Section 3(3) of ERISA, that (i) is subject to any provision of ERISA and (ii) is maintained or contributed to by Seller or any of its ERISA Affiliates, as the case may be.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA AFFILIATE" of any entity means any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code.

         "HIRED PARTIES" means those employees or independent contractors of Seller who are offered employment by Buyer and who commence employment with Buyer as of the Closing Date.

         "MULTI-EMPLOYER PLAN" means each Employee Plan that is a multi-employer plan, as defined in Section 3(37) of ERISA.

         7.02. ERISA REPRESENTATIONS. Seller and each Shareholder hereby, severally represent and warrant to Buyer that:

                  (a) SCHEDULE 7.02(a) attached hereto lists each Employee Plan and each Benefit Arrangement that covers any employee of the Seller, copies or descriptions of all of which have previously been made available or furnished to Buyer. With respect to each Employee Plan, Seller has provided the most recently filed Form 5500 and an accurate summary description of such plan. Seller has provided Buyer with complete age, salary, service and related data as of the most recent practicable date for each employee of Seller.

                  (b) Neither the Seller nor any ERISA Affiliate maintains or has ever maintained or contributed to any Multiemployer Plan or Employee Plan subject to Title IV of ERISA.

                  (c) None of the Employee Plans or Benefit Arrangements listed on SCHEDULE 7.02(a) covers any non-United States employee or non-United States former employee of the Seller.

                  (d) No "prohibited transaction", as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Employee Plan.

                  (e) Each Employee Plan which is intended to be qualified under
Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. Seller has furnished to Buyer copies of the most recent Internal Revenue Service determination letters with respect to each such Plan. Each Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Employee Plan.

                  (f) Each Benefit Arrangement has been maintained in compliance with its terms and in all material respects with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Benefit Arrangement.

                         Asset Purchase Agreement -- 26


                  (g) There has been no amendment to, written interpretation of or announcement (whether or not written) by Seller or any of its ERISA Affiliates relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement that would increase materially the expense of maintaining such Employee Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended prior to the date hereof.

                  (h) No Tax under Section 4980B or 4980D of the Code has been incurred in respect of any Employee Plan that is a group health plan, as defined in Section 5000(b)(1) of the Code.

                  (i) With respect to the employees and former employees of the Seller, there are no employee post-retirement medical or health plans in effect, except as required by Section 4980B of the Code.

                  (j) No employee of the Seller will become entitled to any bonus, retirement, severance or similar benefit or enhanced benefit solely as a result of the transactions contemplated hereby.

                  (k) There is no contract or agreement of any kind covering any employee or former employee of Seller that would prevent such employee or former employee from becoming employed by Buyer on or after the Closing Date.

         7.03. EMPLOYEES AND OFFERS OF EMPLOYMENT. On or prior to the Closing Date, Buyer shall offer employment to all of the persons listed in Section 4.19 of the Disclosure Schedule; PROVIDED, that Buyer may terminate at any time after the Closing Date the employment of any employee who accepts such offer. Buyer shall grant to each such person who accepts its offer of employment an employment and benefits package which provides for: (i) employment at a rate of base pay substantially comparable to that in effect for such person immediately prior to Closing; (ii) a benefits package which is substantially comparable in the aggregate to the benefits package provided to Buyer's employees as of Closing; and (iii) a carryover from Seller of all applicable calculations of years of service, waiting periods and other limitations or prerequisites so that eligibility for, or current level of employee benefits provided to (but not prior accruals or contributions of benefits for), such person shall be substantially comparable as if such person had been employed by Buyer for a period equal to his employment by Seller. Neither Seller nor any Shareholder will take any action that would impede, hinder, interfere or otherwise compete with Buyer's effort to hire any Hired Parties. Buyer shall not assume responsibility for any such employee until such employee commences employment with Buyer, but in no event whatsoever shall Buyer assume any responsibility for any commitment or liability of Seller to any such employee. Buyer shall not assume responsibility for any employee of Seller who is not a Hired Party and Seller agrees to continue to assume all responsibilities, commitments and/or liabilities for any employee of Seller who is not a Hired Party.

         7.04. SELLER'S EMPLOYEE BENEFIT PLANS. (a) Seller shall retain, perform and pay all obligations and liabilities under the Employee Plans and Benefit Arrangements in respect of each employee or former employee (including any beneficiary thereof of Seller). Seller shall retain, perform and pay all liabilities and obligations in respect of benefits accrued as of the Closing Date by or for Hired Parties under the Employee Plans and Benefit Arrangements or otherwise, and Buyer shall not have any liability with respect thereto. No assets of any Employee Plan or Benefit Arrangement shall be transferred to Buyer or to any plan of Buyer, without the written consent of Buyer. However, with respect to Seller's 401(k)

                         Asset Purchase Agreement -- 27


retirement plan, Seller shall cooperate and assist any Hired Party who so requests, in making a direct rollover of the Hired Party's vested account balance to Buyer's 401(k) plan as soon as practicable after the Closing Date. Buyer shall cooperate with Seller and any Hired Party with respect to such direct rollover, provided that Buyer determines that the direct rollover is permitted under the Code and regulations thereunder. Each of the parties hereto shall pay its own expenses in connection with such direct rollover.

                  (b) With respect to the Hired Parties (including any beneficiary or dependent thereof), Seller shall retain (i) all liabilities and obligations arising under any group life, accident, medical, dental or disability plan or similar arrangement (whether or not insured) to the extent that such liability or obligation relates to contributions or premiums accrued (whether or not payable), or to claims incurred (whether or not reported), on or prior to the Closing Date, (ii) all liabilities and obligations arising under any worker's compensation arrangement to the extent such liability or obligation relates to the period on or prior to the Closing Date, including liability for any retroactive workman's compensation premiums attributable to such period and
(iii) all other liabilities and obligations arising under the Employee Plans and the Benefit Arrangements.

                  (c) With respect to any Hired Party (including any beneficiary or dependent thereof) who enters a hospital or is on short-term disability under any Benefit Arrangement on or prior to the Closing Date, Seller shall be responsible for claims and expenses incurred before the Closing Date in connection with such Person. With respect to any of Seller's Benefit Arrangements covering medical expenses and other costs relating to pregnancies and maternity leave, Seller shall be responsible for all claims (whether or not reported) and expenses incurred by any Hired Party during the period prior to and ending on the Closing Date.

                  (d) Seller shall provide or shall cause Paychex Business Solutions to provide all notices and any continuation of health benefit coverage required to be provided to any of Seller's employees, former employees, or the beneficiaries or dependents of such employees or former employees, under Section 4980B of the Code (herein collectively referred to as "COBRA"), to the extent such notices and continuation of health benefit coverage are required to be provided by reason of events occurring prior to or on the Closing Date or by reason of the transactions contemplated by this Agreement. Seller shall continue the health coverage required by COBRA and the provisions of this Agreement irrespective of the elimination of any health benefit plan of Seller. Seller shall promptly notify Buyer of the elimination of any health benefit plan of Seller prior to the end of the maximum coverage period described in Section 4980B(f)(2)(1)(B) and shall provide Buyer with evidence, to the satisfaction of Buyer, of continuing compliance with this Section 7.04(d).

         7.05. NO THIRD PARTY BENEFICIARIES. No provision of this Article VII shall create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of Seller in respect of continued employment (or resumed employment) with Buyer, and no provision of this Article VII shall create any such rights in any such Persons in respect of any benefits that may be provided, directly or indirectly, under any Employee Plan or Benefit Arrangement or any plan or arrangement that may be established by Buyer. No provision of this Agreement shall constitute a limitation on rights to amend, modify or terminate after the Closing Date any such plans or arrangements of Buyer. No provision of this Agreement shall cause any employee to be a third party beneficiary of any rights herein.

                         Asset Purchase Agreement -- 28


                                  ARTICLE VIII

                                   TAX MATTERS


         8.01. TAX DEFINITIONS. The following terms, as used herein, have the following meanings:

         "POST-CLOSING TAX PERIOD" means any Tax period (or portion thereof) ending after the Closing Date.

         "PRE-CLOSING TAX PERIOD" means any Tax period (or portion thereof) ending on or before the close of business on the Closing Date.

         "TAX" means any federal, state, local or foreign net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, franchise, capital, paid-up capital, profits, greenmail, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental authority (domestic or foreign) responsible for the imposition of any such tax.

         "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         8.02. TAX MATTERS. Seller and each Shareholder hereby, jointly and severally, represent and warrant to Buyer that:

         (a) Seller has timely filed all Tax Returns required to be filed and all Taxes owed (whether or not shown as due on such Tax Returns) have been paid or remitted, in each case, to the extent such Taxes and Tax Returns related to the Purchased Assets or the operation of the Business. All such Tax Returns were complete and correct in all material respects. No portion of any Tax Return that relates to the Purchased Assets or the operation of the Business has been the subject of any audit, action, suit, proceeding, claim or examination by any governmental authority, and no such audit, action, suit, proceeding, claim, deficiency or assessment is pending or, to the knowledge of the Seller, threatened. Seller is not currently the beneficiary of any extension of time within which to file any Tax Return, and Seller has not waived any statute of limitation with respect to any Tax or agreed to any extension of time with respect to a Tax assessment or deficiency. No claim has ever been made by a Tax authority in a jurisdiction where Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens for Taxes upon the Purchased Assets other than for real property Taxes not yet due. Seller does not have, and has not had, a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country. Seller does not have any liability for the Taxes of any Person (other than the Seller) under Treasury Regulation
Section 1.1502-6 (or any corresponding provision of state, local or foreign Tax law), as a transferee or successor, by contract, or otherwise. No portion of the Purchase Price is subject to any Tax withholding provision of federal, state, local or foreign law.

         (b) Seller has withheld and paid all Taxes required to have been withheld and paid in

                         Asset Purchase Agreement -- 29


connection with amounts paid or owing to any employee, independent contractor, creditor, or other third party. None of the Assumed Liabilities is an obligation to make a payment that will not be deductible under Section 280G of the Code.

         (c) No state of facts exists or has existed with regard to Seller or any of its shareholders that would constitute grounds for the assessment against Buyer, whether by reason of transferee liability or otherwise, of any liability for any Tax of anyone other than Buyer.

         (d) Seller has timely paid all Taxes due and payable by it for the Pre-Closing Tax Period which will have been required to be paid on or prior to the Closing Date, the non-payment of which would result in a Lien on any Purchased Asset, would otherwise adversely affect the Business or would result in Buyer becoming liable or responsible therefor.

         (e) Seller has established, on a basis consistent with that of preceding periods, adequate reserves for the payment of, and will timely pay all Taxes which arise from or with respect to the Purchased Assets or the operation of the Business, the non-payment of which would result in a Lien on any Purchased Asset, would otherwise adversely affect the Business or would result in Buyer becoming liable therefor.

         8.03. TAX COOPERATION; ALLOCATION OF TAXES. (a) Buyer and Seller agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Purchased Assets and the Business as is reasonably necessary for the filing of all Tax Returns, and making of any election related to Taxes, the preparation for any audit by any governmental authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax Return. Seller and Buyer shall cooperate with each other in the conduct of any audit or other proceeding related to Taxes involving the Business or the Purchased Assets and each shall execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this paragraph (a) of Section 8.03.

         (b) All real property taxes, personal property taxes and similar AD VALOREM obligations levied with respect to the Purchased Assets for a taxable period which includes (but does not end on) the Closing Date (collectively, the "APPORTIONED OBLIGATIONS") shall be apportioned between Seller and Buyer as of the Closing Date based on the number of days of such taxable period included in the Pre-Closing Tax Period and the number of days of such taxable period included in the Post-Closing Tax Period. Seller shall be liable for the proportionate amount of such taxes that is attributable to the Pre-Closing Tax Period. Within 90 days after the Closing, Seller and Buyer shall present a statement to the other setting forth the amount of reimbursement to which each is entitled under this Section 8.03(b) together with such supporting evidence as is reasonably necessary to calculate the proration amount. The proration amount shall be paid by the party owing it to the other within 10 days after delivery of such statement. Thereafter, Seller shall notify Buyer upon receipt of any bill for real or personal property taxes relating to the Purchased Assets, part or all of which are attributable to the Post-Closing Tax Period, and shall promptly deliver such bill to Buyer who shall pay the same to the appropriate governmental authority, provided that if such bill covers the Pre-Closing Tax Period, Seller shall also remit prior to the due date of assessment to Buyer payment for the proportionate amount of such bill that is attributable to the Pre-Closing Tax Period. If either Seller or Buyer shall thereafter make a payment for which it is entitled to reimbursement under this Section 8.03(b), the other party shall make such reimbursement promptly but in no event later than 30 days after the presentation of a statement setting forth the amount of reimbursement to which the presenting party is entitled along with such supporting evidence as is reasonably necessary to calculate the amount of reimbursement. Any payment required under this

                         Asset Purchase Agreement -- 30


Section and not made within 10 days of delivery of the statement shall bear interest at the rate per annum determined, from time to time, under the provisions of Section 6621(a)(2) of the Code for each day until paid.

         (c) Any transfer, documentary, sales, use or other Taxes assessed upon or with respect to the transfer of the Purchased Assets to Buyer and any recording or filing fees with respect thereto shall be paid by Seller, and Seller shall promptly reimburse Buyer for any such Taxes paid by Buyer.

         (d) Prior to the Closing Date, Seller shall provide Buyer with a clearance certificate or similar document(s) which may be required by any governmental authority in order to relieve Buyer of any obligation to withhold any portion of the Purchase Price. No new elections with respect to Taxes, or any changes in current elections with respect to Taxes, affecting the Purchased Assets shall be made after the date of this Agreement without the prior written consent of Buyer, which consent shall not be unreasonably withheld.

         (e) Buyer, Seller and each Shareholder shall file all Tax Returns consistent with the Allocation Statement and shall not make any inconsistent written statements or take any inconsistent position on any Tax Return, in any refund claim, during the course of any U.S. Internal Revenue Service ("IRS") audit or other tax audit, for any financial or regulatory purpose, in any litigation or investigation or otherwise. Each party shall notify the other parties if it receives notice that the IRS or other governmental agency proposes any allocation different than that set forth in the Allocation Statement.


                                   ARTICLE IX

                            SURVIVAL; INDEMNIFICATION

         9.01. SURVIVAL. The covenants, agreements, representations and warranties of the parties hereto contained in this Agreement or in any certificate, schedule or other writing delivered pursuant hereto or in connection herewith shall survive the Closing until the second anniversary of the Closing Date, except (i) as to matters as to which an Indemnified Party has made a claim for indemnity or given a Notice of Claim on or prior to the second anniversary of the Closing Date, which matters shall survive the expiration of such period until such claim is finally resolved and any obligations with respect thereto are fully satisfied, (ii) with respect to any misrepresentation or breach of warranty under Section 8.02 and 8.03 which shall survive so long as the applicable statute of limitations shall provide (giving effect to any waiver or extension thereof) and (iii) with respect to any misrepresentation or breach of warranty under Sections 4.17 and 4.18, which shall survive indefinitely. Any investigation or other examination that may have been made or may be made at any time by or on behalf of the party to whom representations and warranties are made shall not limit, diminish or in any way affect the representations and warranties in this Agreement, and the parties may rely on the representations and warranties in this Agreement irrespective of any information obtained by them by any investigation, examination or otherwise.

         9.02. INDEMNIFICATION. (a) Seller and each Shareholder, hereby agree severally to indemnify Buyer against and agree to hold it harmless from any and all damage, loss, liability or cost or any diminution in value of a Purchased Asset and any expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) (collectively, "LOSSES") incurred or suffered by Buyer or any of its Affiliates arising out of (i) any misrepresentation or breach of warranty, covenant or agreement made or to be performed by

                         Asset Purchase Agreement -- 31


Seller or such Shareholder pursuant to this Agreement, whether or not discovered by Buyer prior to Closing; (ii) any failure to comply with any "bulk sales" or similar laws relating to notice to creditors; (iii) any failure to obtain any Required Consents prior to the Closing; or (iv) any failure to release, discharge or terminate all Liens on the Purchased Assets, including without limitation evidence of the termination and removal of all UCC-1 financing statements and the discharge of all mortgages and other monetary Liens, prior to the Closing.

          (b) Seller and each Shareholder, hereby agree severally to indemnify Buyer against and agree to hold it harmless from any and all Losses incurred or suffered by Buyer or any of its Affiliates arising out of any costs incurred by the Buyer or penalties levied against the Buyer in connection with the Seller's accrual of employee overtime and vacation time prior to the Closing.

         (c) Buyer hereby agrees to indemnify Seller and the Shareholders against and agrees to hold each of them harmless from any and all losses incurred by Seller and any Shareholder arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Buyer pursuant to this Agreement, whether or not discovered by Seller or any Shareholder prior to Closing. Notwithstanding anything else to the contrary in this Agreement, Buyer shall not indemnify or hold harmless any Person, or otherwise be liable for, any Losses arising from or attributable to the termination of Seller's status as an "S corporation" within the meaning of 1362(a) of the Code.

         9.03. PROCEDURES. (a) The party seeking indemnification under this
Article IX (the "INDEMNIFIED PARTY") agrees to give prompt notice (the "NOTICE OF CLAIM") to the party or parties from whom indemnification is sought (the "INDEMNIFYING PARTY") of the assertion of any claim, or the commencement of any suit, action or proceeding by a third party in respect of which indemnity may be sought under this Article IX; PROVIDED, HOWEVER, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party of any liability or obligation hereunder, except to the extent that the Indemnifying Party demonstrates that the defense of any third party suit, action or proceeding has been materially prejudiced by the Indemnified Party's failure to give such notice. If such Notice of Claim relates to a suit, action or proceeding by a third party, the Indemnifying Party may upon written notice given to the Indemnified Party within 20 days of the receipt by the Indemnifying Party of such Notice of Claim, assume control of the defense of such action, suit or proceeding with counsel reasonably satisfactory to the Indemnified Party. If the Indemnifying Party does not so assume control of such defense or if the Indemnifying Party fails to give reasonable written assurance to the Indemnified Party of Indemnifying Party's financial capacity to defend and/or provide indemnification as required hereby, the Indemnified Party shall have the right to control such defense. The party not controlling such defense may participate therein at its own expense; PROVIDED THAT, if the Indemnifying Party assumes control of such defense and there exists a conflict of interest between the interests of the Indemnified Party and those of the Indemnifying Party with respect to such claim, or if the Indemnifying Party shall fail to assume responsibility for such defense, the Indemnified Party may retain counsel satisfactory to it and the reasonable fees and expenses of counsel to the Indemnified Party shall be considered Losses for purposes of this Agreement. Notwithstanding anything to the contrary contained herein, in the event that Buyer determines in its reasonable judgment that there is a probability that a claim may materially adversely affect it or the Purchased Assets or its rights under this Agreement other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, then Buyer may, by written notice to the Indemnifying Party, assume the exclusive right to defend such claim and the reasonable fees and expenses of counsel shall be considered Losses for purposes of this Agreement. Seller and the Shareholders hereby acknowledge that any claim involving taxes or Seller's Intellectual Property shall be deemed to satisfy the requirements for Buyer to assume the

                         Asset Purchase Agreement -- 32


defense of any related claims. In all such cases, Seller and the Shareholders will have the right to participate, at Seller's expense, in the defense or settlement of such claim. The party controlling such defense shall keep the other party advised of the status of such action, suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the other party with respect thereto.

         (b) The Indemnifying Party shall not agree to any settlement of any action, suit or proceeding without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed. For purposes hereof, the Indemnified Party's withholding of its consent to any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a complete irrevocable release from all liability in respect to such claim or litigation or which requires action (or limits action) other than the payment of money by the Indemnifying Party shall be deemed to be reasonable.

         (c) In the event that an Indemnified Party seeks indemnification for Losses pursuant to this Article IX, the procedures in this subsection (c) shall also apply. Within 30 days after delivery of a Notice of Claim, the Indemnifying Party shall provide to the Indemnified Party a written response (the "RESPONSE NOTICE") in which the Indemnifying Party must either: (i) agree that some or all of the Losses claimed should be indemnified and, in the case of any Losses claimed and not so agreed to, contest such claimed amount, or (ii) contest all of the Losses claimed. The Indemnifying Party may contest such claimed amount of Losses only based upon a good faith belief that all or such portion of such claimed amount does not constitute Losses for which the Indemnified Party is entitled to indemnification hereunder. If no such Response Notice is delivered by the Indemnifying Party within such 30-day period, the Indemnifying Party shall be deemed to have agreed that all of the claimed amount should be indemnified. Any such amount agreed to, or so deemed to be agreed to, by the Indemnifying Party pursuant to clause (i) or (ii) of this subsection (c) or otherwise pursuant to this Agreement being referred to herein as an "AGREED AMOUNT."

         (d) If the Indemnifying Party in the Response Notice contests all or part of the claimed amount (thereupon, the "CONTESTED AMOUNT"), the Indemnifying Party and the Indemnified Party shall attempt promptly and in good faith to agree upon the rights of the parties with respect to the Contested Amount. If the Indemnifying Party and the Indemnified Party should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and, if such agreement provides that all or a portion of the contested Amount is to be paid to the Indemnified Party (all or such portion of such Contested Amount to be so paid to the Indemnified Party being also referred to herein as an "AGREED AMOUNT"), the Indemnifying Party shall make such payments in accordance with the terms of this Agreement. If no such agreement can be reached after good faith negotiation within 30 days of the delivery of the Indemnifying Party's Response Notice (or such longer period as the Indemnified Party and Indemnifying Party may mutually agree), the matter shall be settled by binding arbitration in accordance with Section 10.12 of this Agreement.

         9.04. CONSENT TO JURISDICTION. The indemnifying party hereby consents to the non-exclusive jurisdiction of any court in which a third-party claim is brought against any Indemnified Party for purpose of any claim that an indemnified party may have under this Agreement with respect to such claim or the matters alleged therein, and agrees that process may be served on it with respect to such a claim anywhere in the world.

         9.05. BUYER'S RIGHT OF OFFSET. Buyer shall have the right to offset, in whole or in part, against the payments to be made by Buyer to Seller or the Shareholders under Sections 3.02(b)(i) and 3.02(b)(ii)

                         Asset Purchase Agreement -- 33


of this Agreement (i) the Agreed Amount of any Losses incurred by Buyer; and
(ii) any Contested Amount, PROVIDED that such Contested Amount shall in all events be paid by Buyer into a segregated interest bearing escrow account pursuant to the terms of a mutually acceptable escrow agreement with a mutually acceptable third party escrow agent pending a resolution with respect to such Contested Amount pursuant to Section 10.12 of this Agreement. Such escrow agreement shall provide that the escrow agent shall pay the Contested Amount, together with interest thereon, in accordance with the arbitrator's award. Pending selection of a third party escrow agent and the entering into of a mutually acceptable escrow agreement, Buyer shall satisfy its obligations to make payment in respect of such offset under this Section 9.05 by paying such Contested Amount into a segregated interest bearing account.

         9.06. THRESHOLD. No party hereto shall be liable for indemnity to the other party pursuant to this Article IX unless and until the total aggregate cumulative Losses for which it would be liable on account of all claims under this Article IX exceed $100,000 (the "DEDUCTIBLE"), in which case the Indemnifying Party shall be liable for indemnification to the Indemnified Party pursuant to this Article IX for the full amount of all such Losses (including the Deductible). In order to determine Losses as a result of a breach of a representation and warranty or covenant, such representation and warranty or covenant shall be deemed to exclude all exceptions as to materiality and limitations as to materiality contained therein.

         9.07 INTEREST. (a) Each Indemnifying Party shall be severally liable to the Indemnified Party for interest at the simple annual rate of ten percent (10%) on any Losses for which the Indemnifying Party is entitled to indemnification under this Article IX that the Indemnifying Party has failed to pay when due, upon written demand. All such interest shall be calculated from the date of such written demand.


                                    ARTICLE X

                                  MISCELLANEOUS

         10.01. NOTICES. All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed (by first class registered or certified mail, postage prepaid), sent by express overnight courier service or electronic facsimile transmission with a copy by mail, or delivered to the applicable party at the addresses indicated below:

         if to Buyer, to:

                  Citrix Systems, Inc.
                  6400 NW 6th Way
                  Fort Lauderdale, FL 33309
                  Attn:  General Counsel

                  with a copy to:

                  Testa, Hurwitz & Thibeault, LLP
                  125 High Street
                  Boston, MA 02110
                  Telecopy:  (617) 248-7100
                  Attn:  Jonathan M. Moulton, Esq.

                         Asset Purchase Agreement -- 34


         if to Seller, to:

                  Innovex Group, Inc.
                  15500 New Barn Road, Suite 205
                  Miami Lakes, FL  33014
                  Attn:  Randall P. Bast

                  with a copy to:

                  Holland & Knight LLP
                  701 Brickell Avenue
                  Miami, Florida  33131
                  Telecopy:  (305) 789-7799
                  Attn:  J. Thomas Cookson, Esq.

         if to a Shareholder, to:

                  Randall P. Bast, Shareholders Agent
                  1551 N.W. 182nd Terrace
                  Pembroke Pines, FL  33029

or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall, when mailed or sent, respectively, be effective (i) five days after being deposited in the mails or (ii) one day after being deposited with an the express overnight courier service or sent by electronic facsimile transmission (with receipt confirmed), respectively, addressed as aforesaid.

         10.02. AMENDMENTS; NO WAIVERS. (a) Any provisions of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by Buyer, Seller and Shareholders Agent.

                  (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  (c) In no event will any party be deemed to waive any breach by any other party of any representation, warranty, covenant or agreement by reason of such party's completing the Closing with knowledge thereof.

         10.03. EXPENSES. All costs and expenses incurred in connection with the preparation or negotiation of this Agreement and the Ancillary Agreements shall be paid by the party incurring such cost or expense; provided that all expenses of Seller shall be paid by the Shareholders or shall be deducted from the Initial Payment.

                         Asset Purchase Agreement -- 35


         10.04. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that Seller and the Shareholders shall not be entitled to assign or in any way transfer any of their rights or obligations hereunder, by operation of law or otherwise, without the prior written consent of Buyer. Any attempted assignment of such rights by Seller or Shareholders without such prior written consent shall be void and prohibited.

         10.05. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Florida, without regard to the conflicts of laws principles thereof.

         10.06. COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof (which may be a facsimile signature) signed by the other parties hereto.

         10.07. ENTIRE AGREEMENT. This Agreement and the Ancillary Agreements constitute the sole and entire agreement between the parties with respect to the subject matter hereof and thereof and supersede and terminate all prior agreements, understandings and negotiations, both written and oral, among the parties with respect to the subject matter of this Agreement and the Ancillary Agreements. None of this Agreement and the Ancillary Agreements, nor any provision hereof or thereof, is intended to confer upon any Person (other than the parties hereto) as a third party beneficiary any rights or remedies hereunder. Notwithstanding the foregoing, the Mutual Non-Disclosure Agreement dated January 26, 2000 by and between Buyer and Seller shall not be superseded and shall survive the Closing.

         10.08. CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         10.09. SEVERAL OBLIGATIONS. Each Shareholder hereby severally irrevocably and unconditionally guarantees the performance of all covenants, liabilities and obligations of Seller under this Agreement in addition to but not in limitation of the foregoing.

         10.10. INCLUDING. Words of inclusion shall not be construed as terms of limitation herein, so that reference to "included" matters shall be regarded as nonexclusive, noncharacterizing illustrations.

         10.11. SEVERABILITY. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be effected thereby.

         10.12. ARBITRATION. Any dispute, controversy or claim arising out of, in connection with, or in relation to this Agreement or any breach thereof shall be finally settled by arbitration in Ft. Lauderdale, Florida, pursuant to the rules of the American Arbitration Association then in effect. Any award shall be final, binding and conclusive upon the parties and a judgment upon the award rendered thereon may be entered in any court having jurisdiction thereof. The cost of such arbitration shall be borne equally by Buyer and Seller, and each party shall pay for and bear the cost of its own experts, evidence and counsel. The arbitrator shall choose the form of final decision that, in its judgment, is most consistent with the terms of this Agreement and the intent of the parties, including by awarding specific performance of either party's obligations hereunder.

                         Asset Purchase Agreement -- 36


         10.13. REMEDIES. In addition to the rights and remedies set forth in this Agreement and subject to the provisions of Section 10.12 of this Agreement, the parties shall each have and retain all other rights and remedies existing in their favor at law or equity, including without limitation, any actions for specific performance and/or injunctive or other equitable relief (including the remedy of recission) to enforce or prevent any violation of this Agreement. Without limiting the generality of the foregoing, Seller hereby agrees that in the event Seller fails to convey the Purchased Assets to Buyer in accordance with the provisions of this Agreement, Buyer's remedy at law will be inadequate. In such event, Buyer shall have the right, in addition to all other rights and remedies it may have, to specific performance of the obligations of Seller to convey the Purchased Assets.

         10.14 PRESS RELEASES AND ANNOUNCEMENTS. No party hereto shall issue any press release or announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of Buyer and the Shareholders; PROVIDED, HOWEVER, that any party hereto may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing party will advise the other parties hereto prior to making the disclosure).

         10.15 POWER OF ATTORNEY. Each Shareholder hereby constitutes and appoints the Shareholders Agent as his true and lawful attorney-in-fact, agent and representative, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to negotiate and sign all amendments to this Agreement, and all other documents in connection with the transactions contemplated by this Agreement, including without limitation those instruments called for by this Agreement and all waivers, consents, instructions, authorizations and other actions called for, contemplated or that may otherwise be necessary or appropriate in connection with this Agreement or any of the foregoing agreements or instruments, granting unto the Shareholders Agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the Shareholders Agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof, including without limitation the power and authority to receive and give receipt for all consideration due him pursuant to this Agreement and to receive all notices, requests and demands that may be made under and pursuant to this Agreement. Should the Shareholders Agent be unable or unwilling to serve or to appoint his successor to serve in his stead, and unless the Shareholders Agent appoint a successor to serve in his stead, such Shareholders shall be deemed to be represented by such Shareholders (other than the Shareholders Agent) who immediately prior to the Closing Date held a majority in interest in Seller.


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
                         Asset Purchase Agreement -- 37


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as an instrument under seal as of the day and year first above written.



                                         CITRIX SYSTEMS, INC.


                                         By:
                                             -----------------------------------
                                         Name:
                                         Title:



                                         INNOVEX GROUP, INC.



                                         By:
                                             -----------------------------------
                                         Name:
                                         Title:


                                         SHAREHOLDERS:





                                         ---------------------------------------
                                         Randall P. Bast



                                         ---------------------------------------
                                         Fernando Campo



                                         ---------------------------------------
                                         Sherri Mansell



                                         ---------------------------------------
                                         Stephen Marsh